Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr.
Wood Dale, IL 60191
www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS

SECOND QUARTER 2013 RESULTS

Net Sales Up 18% Year over Year, 12% Sequentially

Net Loss of $2,100,000 or $0.23 per Diluted Common Share

Adjusted Net Income of $2,269,000 or $0.23 per Diluted Common Share, Which Excludes

Warrant Revaluation Impacted by Rising Stock Price and Loss on Debt Extinguishment

Wood Dale, IL – August 8, 2013 - Power Solutions International, Inc. (NASDAQ: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Results

Net sales for the second quarter of 2013 were $59,138,000, an increase of 18% from $50,115,000 in the second quarter of 2012, and a 12% sequential increase from $52,576,000 for the first quarter of 2013. Contributing to the sales increase was continued strong growth in the Company’s heavy-duty power generation systems and in aftermarket sales.

Operating income was $3,840,000, an increase of 13% from $3,393,000 in the second quarter of 2012, and a sequential increase of 25% from $3,080,000 in the first quarter of 2013. Operating margin of 6.5% in the current quarter compares to 6.8% in the comparable prior year period and 5.9% in the first quarter of 2013.

Other expense for the second quarter included a non-cash charge of $4,207,000, or $0.44 per diluted common share, resulting from an increase in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The increase in the estimated fair value of this warrant liability was directly related to the increase in the Company’s stock price in the second quarter. Other expense for the second quarter of 2013 also included a loss on debt extinguishment of $270,000, resulting from the Company entering into a new five-year, $75 million credit facility. The after-tax impact of the loss on debt extinguishment reduced net income by $162,000, or $0.02 per diluted common share.

The net loss for the second quarter of 2013, which included the warrant revaluation adjustment and loss on debt extinguishment, was $2,100,000 or $0.23 per diluted common share. This compares to net income of $2,961,000 or $0.33 per diluted common share for the second quarter of 2012, which also included a warrant revaluation adjustment.

Net income for the second quarter of 2013, adjusted to remove the warrant revaluation impact and loss on debt extinguishment, was $2,269,000 or $0.23 per diluted common share. This compares to adjusted net income for the second quarter of 2012 of $1,911,000 or $0.21 per diluted common share.

Summary of Diluted EPS Attributable to Common Stockholders “Adjusted” removes the impact of warrant revaluation and loss on debt extinguishment
	Q2 2013	Q1 2013	Q2 2012	Seq. Growth	Y/Y Growth
EPS	$(0.23)	$(0.32)	$0.33	—	—
Adjusted EPS	$0.23	$0.21	$0.21	10%	10%
Diluted shares	9,243,773	9,100,111	9,064,537	—	—
Adjusted diluted shares	9,663,732	9,359,489	9,064,537	—	—

“We are pleased with our performance this quarter, with sales growth increasing 18% from last year and over 12% from the first quarter,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions International, Inc. “Our heavy-duty line of engines continues to be a strong growth driver for us as these engines gain increasing acceptance in oil and gas applications. We believe we are in the early stages of a very exciting market opportunity. In addition, we are laying the financial foundation to support our growth in the years ahead. To that end, we recently established an expanded line of credit, listed our stock on the Nasdaq Market and completed an equity offering that raised approximately $34 million for the Company. These financial resources will help support the growth we expect in 2014 and 2015.”

Second Quarter Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on August 8, 2013 at 5:00 p.m. EDT/4:00 p.m. CDT. Gary Winemaster, Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer, will host the call. Investors in the U.S. interested in participating in the live call should dial +1 (888) 312-9865 and reference passcode 7568753. Those calling from outside the U.S. should dial +1 (719) 457-2705 and reference passcode 7568753. A telephone replay will be available approximately two hours after the call concludes through August 22, 2013 by dialing +1 (877) 870-5176, from the U.S., or +1 (858) 384-5517, from international locations also entering passcode 7568753. A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the new 8.8 liter engine aimed at the industrial and on-road markets, including: medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including the statement regarding growth expected in 2014 and 2015. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the development of the market for alternative fuel power systems, technological and other risks relating to the Company’s development of its new 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful), the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations, changes in environmental and regulatory policies, significant competition, global economic conditions (including their impact on demand growth) and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net (Loss) Income to Adjusted Net Income (Dollar amounts in millions)

	Three months ended June 30, 2013	Three months ended June 30, 2012
Net (loss) income	$(2,100)	$2,961
Non-cash expense (income) from warrant revaluation	4,207	(1,050)
Loss on debt extinguishment	162	—
Adjusted net income	$2,269	$1,911

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended June 30, 2013	Three months ended June 30, 2012
(Loss) earnings per diluted common share	$(0.23)	$0.33
Non-cash expense (income) from warrant revaluation	0.44	(0.12)
Loss on debt extinguishment	0.02	—
Adjusted earnings per diluted common share	$0.23	$0.21

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income and adjusted earnings per diluted common share are derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted net income and adjusted diluted earnings per common share also exclude the loss on debt extinguishment associated with the Company’s change to a new credit facility. The Company excludes these costs as they, similar to the warrants, are not indicative of the Company’s core operating results or future performance and are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary Dvorchak

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012
ASSETS
Current assets
Cash	$1,435	$543
Accounts receivable, net	35,062	37,480
Inventories, net	47,932	39,968
Prepaid expenses and other current assets	2,536	1,910
Deferred income taxes	2,176	2,176

Total current assets	89,141	82,077
Property, plant, & equipment, net	9,937	7,145
Other noncurrent assets	1,281	1,543

TOTAL ASSETS	$100,359	$90,765

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$23,459	$26,579
Income taxes payable	227	1,074
Accrued liabilities	4,919	5,011

Total current liabilities	28,605	32,664
Long-term obligations
Revolving line of credit	37,199	30,942
Deferred income taxes	136	136
Private placement warrants	9,920	3,666
Other noncurrent liabilities	599	623

TOTAL LIABILITIES	76,459	68,031

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at June 30, 2013 and December 31, 2012.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 10,118,379 and 9,909,212 shares at June 30, 2013 and December 31, 2012, respectively. Outstanding: 9,287,454 and 9,078,287 shares at June 30, 2013 and December 31, 2012, respectively.	10	10
Additional paid-in-capital	17,055	10,862
Retained earnings	11,085	16,112
Treasury stock, at cost, 830,925 shares at June 30, 2013 and December 31, 2012.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	23,900	22,734

TOTAL LIABILITIES STOCKHOLDERS’ EQUITY	$100,359	$90,765

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share data)

	Three months ended June 30, 2013	Three months ended June 30, 2012	Six months ended June 30, 2013	Six months ended June 30, 2012
Net sales	$59,138	$50,115	$111,714	$98,187
Cost of sales	47,954	41,283	91,361	81,126

Gross profit	11,184	8,832	20,353	17,061
Operating expenses:
Research & development and engineering	2,289	1,808	4,060	3,535
Selling and service	2,089	1,583	3,969	3,285
General and administrative	2,966	2,048	5,404	3,812

Total operating expense	7,344	5,439	13,433	10,632

Operating income	3,840	3,393	6,920	6,429
Other expense (income):
Interest expense	241	290	435	517
Loss on debt extinguishment	270	—	270	—
Private placement warrant expense (income)	4,207	(1,050)	9,053	(457)
Other (income) expense, net	(17)	59	(17)	94

Total other expense (income)	4,701	(701)	9,741	154

(Loss) Income before income taxes	(861)	4,094	(2,821)	6,275
Income tax provision	1,239	1,133	2,206	2,164

Net (loss) income	$(2,100)	$2,961	$(5,027)	$4,111

Weighted-average common shares outstanding:
Basic	9,243,773	9,064,537	9,171,942	9,064,537
Diluted	9,243,773	9,064,537	9,171,942	9,064,537
(Loss) earnings per common share:
Basic	$(0.23)	$0.33	$(0.55)	$0.45
Diluted	$(0.23)	$0.33	$(0.55)	$0.45

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Six months ended June 30, 2013	Six months ended June 30, 2012
Cash flows from operating activities
Net (loss) income	$(5,027)	$4,111
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	749	469
Deferred income taxes	—	(308)
Equity-based compensation expense	675	56
(Decrease) increase in accounts receivable allowances	(10)	50
Increase (decrease) in valuation of private placement warrants	9,053	(457)
Loss on disposal of assets	2	95
Loss on debt extinguishment	270	—
(Increase) decrease in operating assets:
Accounts receivable	2,428	3,281
Inventories	(7,964)	(15,782)
Prepaid expenses and other assets	(185)	(567)
Increase (decrease) in operating liabilities:
Accounts payable	(4,251)	9,714
Accrued liabilities	(92)	(49)
Income taxes payable	(847)	249
Other noncurrent liabilities	(7)	(53)

Net cash (used in) provided by operating activities	(5,206)	809

Cash flows from investing activities
Purchases of property, plant and equipment	(2,617)	(1,280)

Net cash used in investing activities	(2,617)	(1,280)

Cash flows from financing activities
Decrease in cash overdraft	—	(3,780)
Initial proceeds from borrowings under revolving line of credit	38,995	—
Advances from revolving line of credit—noncurrent obligation	59,807	26,750
Repayments from revolving line of credit—noncurrent obligation	(53,600)	(26,060)
Repayment of prior revolving line of credit	(38,945)	—
Net change in revolving line of credit—current obligation	—	4,249
Payments on long-term debt and capital lease obligations	—	(13)
Proceeds from exercise of private placement warrants	2,719	—
Cash paid for financing and transaction fees	(261)	(98)

Net cash provided by financing activities	8,715	1,048

Net change in cash	892	577
Cash at beginning of period	543	—

Cash at end of period	$1,435	$577

Supplemental disclosures of cash flow information
Cash paid for interest	$468	$406
Cash paid for income taxes	$3,054	$2,270